SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
CIDARA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6.	Amount Previously Paid:
	7.	Form, Schedule or Registration Statement No.:
	8.	Filing Party:
	9.	Date Filed:

CIDARA THERAPEUTICS, INC.
6310 Nancy Ridge Drive, Suite 101
San Diego, CA  92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 22, 2017
Dear Stockholder:
You are cordially invited to attend the 2017 annual meeting of stockholders (the “Annual Meeting”) of Cidara Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 22, 2017 at 8:00 a.m. (local time) at the offices of the Company, 6310 Nancy Ridge Drive, Suite 105, San Diego, CA 92121, for the following purposes:

1.	To elect the two Class II directors named herein to hold office until the 2020 annual meeting of stockholders.

2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 25, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,
/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer
San Diego, California
April 28, 2017

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CIDARA THERAPEUTICS, INC.
6310 Nancy Ridge Drive, Suite 101
San Diego, CA  92121
PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 22, 2017
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Cidara Therapeutics, Inc. (sometimes referred to as the “Company” or “Cidara”) is soliciting your proxy to vote at the 2017 annual meeting of stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 28, 2017 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 19, 2017.
How do I attend the Annual Meeting?
The meeting will be held on Thursday, June 22, 2017 at 8:00 a.m. local time at the offices of the Company, 6310 Nancy Ridge Drive, Suite 105, San Diego, CA 92121. Directions to the Annual Meeting may be found at www.cidara.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2016. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 25, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 16,825,918 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 25, 2017, your shares were registered directly in your name with Cidara’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 25, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:

•	Proposal 1: Election of the two Class II directors named herein to hold office until the 2020 annual meeting of stockholders; and

•
Proposal 2: Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	VOTE IN PERSON: You may come to the Annual Meeting and we will give you a ballot when you arrive.

•
VOTE BY PHONE: To vote over the telephone, dial toll-free 866-243-5097 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 21, 2017 to be counted.

•
VOTE BY INTERNET: You may vote by completing an electronic proxy card at www.proxypush.com/CDTX. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 21, 2017 to be counted.

•
VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope we have provided or return it to Proxy Tabulator for Cidara Therapeutics, Inc., P.O. Box 8016, Cary, NC 27512-9903. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received the Notice containing voting instructions from that organization rather than from Cidara. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other agent. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 25, 2017.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions your broker or nominee may not vote your shares on Proposal 1, but may vote your shares on Proposal 2.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
Cidara will pay for the entire cost of soliciting proxies. In addition to these proxy materials, Cidara’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Cidara’s Secretary at 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most recent proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your brokerage firm, bank, dealer or other agent as a nominee, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by January 5, 2018, to the attention of the Secretary of Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121. If you wish to submit a proposal (including a director nomination) that is not to be included in the Company’s proxy materials for next year’s annual meeting, you must do so between February 22, 2018 and March 26, 2018. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.
What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.
How many votes are needed to approve each proposal?

•
For Proposal 1, the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

•
To be approved, Proposal 2, the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 16,825,918 shares outstanding and entitled to vote. Thus, the holders of 8,412,960 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has six members. There are two Class II directors whose term of office expires in 2017: Daniel Burgess and Theodore R. Schroeder. Mr. Burgess and Mr. Schroeder have been nominated for reelection at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Mr. Burgess and Mr. Schroeder, each current directors of the Company, were each recommended for nomination to the Board at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board. If elected at the Annual Meeting, each of these nominees would serve until the 2020 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Burgess and Mr. Schroeder. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Company. Each of Mr. Burgess and Mr. Schroeder has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
NOMINEES
The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Nominees for Election for a Three-year Term Expiring at the 2020 Annual Meeting
Daniel Burgess, 55, has served as a member of our Board since April 2014. Mr. Burgess is currently a venture partner at SV Health Investors, an investment fund, a position he has held since June 2014. From June 2011 until its acquisition by The Medicines Company in December 2013, he was the President and Chief Executive Officer of Rempex Pharmaceuticals, Inc., a private biopharmaceutical company. From December 2013 until June 2014, he ran the Rempex subsidiary of The Medicines Company. Prior to that, Mr. Burgess was President and Chief Executive Officer of Mpex Pharmaceuticals, Inc., a private biopharmaceutical company, from May 2007 until its acquisition by Aptalis Pharma Inc., now a subsidiary of Allergan plc, a publicly-traded pharmaceutical company, in April 2011. Prior to joining Mpex, Mr. Burgess held positions at Hollis-Eden Pharmaceuticals, Inc., Nanogen, Inc., Gensia Sicor, Inc., Castle & Cooke, Inc. and Smith Barney, Harris Upham and Company. Mr. Burgess serves as a director of Arbutus Biopharma Corporation and a member of the supervisory board of Nabriva Therapeutics AG, each of which is a publicly-traded pharmaceutical company, as well as a director of several private companies. From July 2004 until its acquisition by Salix

Pharmaceuticals, Inc. in January 2014, Mr. Burgess served on the board of directors of Santarus, Inc., a publicly-traded biopharmaceutical company. Mr. Burgess holds a B.A. in economics from Stanford University and an M.B.A. from Harvard Business School.
Our Board believes Mr. Burgess’s expertise and experience as an executive in the pharmaceutical industry and his educational background provide him with the qualifications and skills to serve on our Board.
Theodore R. Schroeder, 62, has served as a member of our Board since April 2014. Since June 2015, Mr. Schroeder has served as President, Chief Executive Officer and a member of the board of directors of Zavante Therapeutics, Inc., a private biopharmaceutical company. Mr. Schroeder co-founded Cadence Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, in May 2004 and served as its President and Chief Executive Officer, and a member of the board of directors, until its acquisition in May 2014 by Mallinckrodt Pharmaceuticals, Inc., a publicly-traded pharmaceutical company. From August 2002 to February 2004, Mr. Schroeder served as Senior Vice President, North American Sales and Marketing, of Elan Pharmaceuticals, Inc., a neuroscience-based pharmaceutical company. From February 2001 to August 2002, Mr. Schroeder served as General Manager of the Hospital Products Business Unit at Elan. From May 1999 to November 2000, Mr. Schroeder held the position of Senior Director of Marketing Hospital Products at Dura Pharmaceuticals, Inc., a specialty respiratory pharmaceutical and pulmonary drug delivery company, until its acquisition by Elan. Prior to joining Dura, Mr. Schroeder held a number of hospital-related sales and marketing positions with Bristol-Myers Squibb Company, a global pharmaceutical company. Mr. Schroeder is currently a member of the board of directors of Biocom, a regional life science trade association, where he is Chairman Emeritus and a member of the executive committee. Mr. Schroeder is also a current director of Otonomy, Inc., a public biopharmaceutical company, and Collegium Pharmaceuticals, a public pharmaceutical company. Mr. Schroeder previously served as a director of Hyperion Therapeutics, Inc., Incline Therapeutics, Inc. and Trius Therapeutics, Inc. until their respective acquisitions. Mr. Schroeder received a B.S. in management from Rutgers University.
Our Board believes that Mr. Schroeder’s expertise and experience as an executive in the pharmaceutical industry, as a founder of a pharmaceutical company and his educational background provide him with the qualifications and skills to serve on our Board.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.
Directors Continuing in Office Until the 2018 Annual Meeting
Timothy R. Franson, M.D., 65, has served as a member of our Board since March 2015. Since May 2014, he has served as the Chief Medical Officer of YourEncore, an advisory firm focused on global life sciences and consumer health companies. From 2009 until May 2014, Dr. Franson was a Principal of FaegreBD Consulting, a clinical and regulatory pharmaceutical development consulting firm, and he currently maintains a relationship with FaegreBD through its strategic alliance with YourEncore. From 2008 until 2009, Dr. Franson was the Founder and President of Franson PharmaAdvisors LLC, a clinical and regulatory pharmaceutical development consulting firm which merged with FaegreBD Consulting in 2009. Prior to YourEncore and FaegreBD Consulting, Dr. Franson was Vice President of Global Regulatory Affairs at Lilly Research Laboratories, a part of Eli Lilly and Company. He joined Eli Lilly and Company in 1986. Dr. Franson also currently serves as the President of the US Pharmacopeial Convention, or USP, which establishes drug quality standards enforced by regulators such as the FDA, and is integrally involved in global public health initiatives through USP, as well as on the Executive Committee of its Board of Trustees. He currently serves on the board of directors of Paratek Pharmaceuticals, a publicly-traded biopharmaceutical company, and the Critical Path Institute, which collaborates with FDA and industry in innovation advances. Dr. Franson has authored more than 50 articles in the fields of infectious disease, epidemiology, pharmacoeconomics and antibiotic utilization, as well as four book chapters relating to innovation policy topics. He also served as a director of Myrexis (formerly Myriad) Pharmaceuticals from 2010 to 2013. Dr. Franson holds a B.S. in pharmacy from Drake University and an M.D. from the University of Illinois, College of Medicine. He is Board Certified in Internal Medicine and Infectious Diseases.
Our Board believes that Dr. Franson’s extensive expertise in the areas of pharmaceutical development and regulatory affairs provide him with the qualifications and skills to serve on our Board.

Robert J. Perez, 52, has served as a member of our Board since March 2015. He founded Vineyard Sound Advisors, LLC in March 2014 and has served as Managing Partner since its founding. From January 1, 2015 until its acquisition later that month by Merck AG, Mr. Perez served as the Chief Executive Officer of Cubist Pharmaceuticals, Inc., a publicly traded pharmaceutical company. He joined Cubist in August 2003 as Senior Vice President, Sales and Marketing, and led the launch of Cubicin® (daptomycin for injection). He also served as Executive Vice President and Chief Operating Officer from August 2007 to July 2012, and President and Chief Operating Officer from July 2012 to December 2014. Before joining Cubist, he served as Vice President of Biogen, Inc.’s U.S. CNS business unit, where he was responsible for commercial leadership of an $800 million business. He joined Biogen in 1995, and was one of the architects of the commercial model that launched the company’s first commercial product, AVONEX®. Prior to Biogen, Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals. Mr. Perez currently serves as a member of the board of directors of the following publicly traded companies: AMAG Pharmaceuticals, Inc., Zafgen, Inc., and Flex Pharma, Inc. Mr. Perez is also a founder and Chairman of the Board at Life Science Cares, and a member of the Board of Trustees at The Dana Farber Cancer Institute, Inc. Mr. Perez received a B.S. in business from California State University, Los Angeles and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles.
Our Board believes that Mr. Perez’s expertise and experience as an executive in the pharmaceutical industry and his board experience provide him with the qualifications and skills to serve on our Board.
Directors Continuing in Office Until the 2019 Annual Meeting
Scott Rocklage, Ph.D., 62, has served as a member of our Board since 2013. Dr. Rocklage joined 5AM Ventures, a venture capital firm, in 2003 as a Venture Partner and became a Managing Partner in 2004. Prior to joining 5AM Ventures, Dr. Rocklage served as Chief Executive Officer and Chairman of the Board of Cubist Pharmaceuticals Inc., a publicly-traded pharmaceutical company, from 1994 to 2003 and as President and Chief Executive Officer of Nycomed Salutar, Inc., a diagnostic imaging company, from 1986 to 1989. Dr. Rocklage has also served in various research and development positions at Nycomed and Catalytica, Inc., a private pharmaceutical company. Dr. Rocklage currently serves as the chairman of the board of directors of Rennovia, Inc., a private bio-renewable chemical company, and Kinestral Technologies, a private technology company. Dr. Rocklage previously served on the board of directors of Achaogen, Inc., Epirus Biopharmaceuticals, Inc., Relypsa, Inc., and VBI Vaccines, Inc., all public biopharmaceutical companies, and Pulmatrix, Inc., a public biotechnology company. Dr. Rocklage holds a B.S. in chemistry from the University of California, Berkeley and a Ph.D. in chemistry from the Massachusetts Institute of Technology.
Our Board believes that Dr. Rocklage’s expertise and experience as a director of both public and private companies, his experience in the venture capital industry and his educational background provide him with the qualifications and skills to serve on our Board.
Jeffrey Stein, Ph.D., 62, has served as a member of our Board and as President and Chief Executive Officer since January 2014. Prior to joining us, Dr. Stein was the President and Chief Executive Officer of Trius Therapeutics, Inc., a publicly-traded pharmaceutical company, until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. Dr. Stein was also a venture partner at Sofinnova Ventures, a biotech venture capital fund, from 2005 to 2010. Prior to joining Sofinnova, Dr. Stein was co-founder and Chief Scientific Officer at Quorex Pharmaceuticals, Inc., a private pharmaceutical company, from 1999 until its acquisition by Pfizer Pharmaceuticals, Inc. in 2005. He has also served as a Principal Scientist with Diversa Corporation and the Agouron Institute. Dr. Stein currently serves on the board of directors of Ideaya Biosciences, Inc., a private biopharmaceutical company, and Paratek Pharmaceuticals, a publicly-traded biopharmaceutical company. Dr. Stein holds a B.S. in marine biology and an M.S. in biology from California State University—Long Beach and a Ph.D. in marine biology from the University of California, San Diego. Dr. Stein conducted his postdoctoral research in bacterial genetics as an Alexander Hollaender Distinguished Postdoctoral Fellow at the California Institute of Technology.
Our Board believes that Dr. Stein’s expertise and experience as our President and Chief Executive Officer, his perspective and experience as a founder and executive at public and private pharmaceutical companies and his expertise in life sciences and venture capital industries, provide him with the qualifications and skills to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors, except Dr. Stein who is not considered independent because he is an executive officer of the Company, are independent directors as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE
Scott M. Rocklage, Ph.D. currently serves as the Chairman of our Board, and has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we have a separate chair for each committee of the Board. The chair of each committee is expected to report to the Board from time to time, or whenever so requested by the Board, on the activities of his or her committee in fulfilling its responsibilities as detailed in its respective charter or specify any shortcomings should that be the case. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board, as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met four times and acted by unanimous written consent three times during 2016. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2016.
In fiscal year 2016, the Company’s independent directors met four times in an executive session at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2016 for each of these committees of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance
Daniel D. Burgess	X*		X
Timothy R. Franson, MD		X	X
Robert J. Perez	X	X
Scott M. Rocklage, Ph.D			X*
Theodore R. Schroeder	X	X*
Total meetings in 2016	4	4	1
* Committee Chairperson
Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•
reviewing and providing oversight of any related-party transactions in accordance with our related-party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing, on a periodic basis, our investment policy; and

•	reviewing and evaluating, on an annual basis, the performance of the Audit Committee and the Audit Committee charter.
The Audit Committee is composed of three directors: Messrs. Burgess (Chair), Perez and Schroeder. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.cidara.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2016.
The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in the applicable NASDAQ listing standards and Rule 10A-3 of the Exchange Act).
The Board has also determined that Mr. Burgess qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Burgess’ level of knowledge and experience based on a number of factors, including his formal education and previous and current experience in financial roles.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Daniel D. Burgess (Chair)
Robert J. Perez
Theodore R. Schroeder
* The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee of the Board is composed of three directors: Messrs. Schroeder (Chair) and Perez and Dr. Franson. Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and satisfies the NASDAQ independence requirements. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.cidara.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2016.

The Compensation Committee acts on behalf of the Board to review, adopt or recommend to the Board for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

•	making recommendations to the full Board regarding the compensation and other terms of employment of our chief executive officer;

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our other executive officers;

•
reviewing and making recommendations to the full Board regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•
establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisers as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating, on an annual basis, the performance of the Compensation Committee and the Compensation Committee charter.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency, if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by SEC and NASDAQ rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In 2016, the Company engaged Radford, a business unit of Aon plc (“Radford”), as its compensation consultant. Radford was retained to provide an assessment of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies. As part of its engagement, Radford was requested by the Compensation Committee to develop the peer group of comparative companies and to perform analyses of compensation levels for that group. Radford developed peer group and related recommendations that were presented to the Compensation Committee for its consideration.
The Compensation Committee holds one or more meetings during the first quarter of the year to discuss and make recommendations to the Board for annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the effectiveness of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at periodic meetings throughout the year on an as-needed basis. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines recommendations to the Board regarding any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.
Compensation Committee Interlocks and Insider Participation
As stated above, the Compensation Committee currently consists of Messrs. Schroeder (Chair) and Perez and Dr. Franson. No member of the Compensation Committee has ever been an officer or employee of Cidara. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee is composed of three directors: Dr. Rocklage (Chair), Mr. Burgess and Dr. Franson. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined under applicable NASDAQ listing standards). The Board has adopted a written Nominating and Corporate Governance

Committee charter that is available to stockholders on the Company’s website and www.cidara.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2016. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board;

•	determining the minimum qualifications for service on our Board;

•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

•	nominating and recommending individuals for membership on our Board;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	considering and assessing the independence of members of our Board;

•	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and possessing the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and selects candidates for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121. These communications will be reviewed by the Secretary of Cidara, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

CODE OF ETHICS
The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.cidara.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2016.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company’s financial statements since 2013. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company by Ernst & Young for the fiscal years ended December 31, 2016 and 2015:

	Fiscal Year Ended December 31,
	2016	2015
Audit Fees (1)	$491,268	$828,271
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$491,268	$828,271

(1)
Audit fees consist of fees billed for professional services by Ernst & Young for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee.
In connection with the audit of the 2016 financial statements, the Company entered into an engagement agreement with Ernst & Young that sets forth the terms by which Ernst & Young will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

EXECUTIVE OFFICERS
Jeffrey Stein, Ph.D. has served as our President, Chief Executive Officer and a member of our Board of Directors since January 2014. For additional information regarding Dr. Stein’s industry experience and education, see above under “Directors Continuing in Office Until the 2019 Annual Meeting.”

Neil Abdollahian, 44, joined us as Chief Business Officer in July 2016. Previously, he served as Managing Director of Clarity Point Partners, a strategic advisory firm focused on managing corporate licensing efforts, product acquisitions and technology spin-outs for a number of biopharmaceutical companies. From 2008 to 2013, he served as Vice President of Corporate Development at Trius Therapeutics, Inc., a publicly-traded biopharmaceutical company, where he led the corporate partnering initiatives that resulted in the Asia-Pacific and emerging markets strategic partnership with Bayer Healthcare, and ultimately, the acquisition by Cubist Pharmaceuticals in 2013. In 2008, Mr. Abdollahian served as Director of Special Projects in a biopharmaceutical focused investment bank in Sydney, Australia, and from 2001 to 2007, he held various business development positions focused on closing high-value transactions while at Avanir Pharmaceuticals, Isis Pharmaceuticals and Neurogen Corporation, each of which is a biopharmaceutical company. Mr. Abdollahian holds an MBA from Pepperdine University, an M.S. in the biomedical sciences from the University of New Mexico Medical School and a B.S. in biology from the George Washington University.
Kenneth Bartizal, Ph.D., 66, joined us as Chief Development Officer in July 2014. From 2007 to 2013 he served as Chief Development Officer at Trius Therapeutics, Inc., a publicly-traded biopharmaceutical company, until its acquisition by Cubist Pharmaceuticals, Inc. From 1988 to 2007, Dr. Bartizal served as Executive Director and Head of Infectious Diseases at Merck & Co., Inc., a global pharmaceutical company. From 1986 to 1988, Dr. Bartizal served as a research scientist at Pfizer Inc., a global pharmaceutical company. From 1983 to 1986, he was a faculty member and conducted research at Kirksville College of Osteopathic Medicine and Northeast Missouri State University. Dr. Bartizal received his B.S., M.S. and Ph.D. degrees from the University of Notre Dame.
Paul Daruwala, 48, joined us as Chief Commercial Officer in December 2014. From September 2012 to October 2014 he was the Vice President of the U.S. Viral Hepatitis Franchise (HCV and HBV) at Bristol-Myers Squibb Company, a global pharmaceutical company. Before joining Bristol-Myers Squibb, Mr. Daruwala founded Delta Sage, a private consulting practice, in February 2012. From May 2010 to February 2012, Mr. Daruwala served as Vice President of Commercial and Strategic Management for HCV at Vertex Pharmaceuticals Incorporated, a biotechnology company, where he was responsible for the therapeutic area strategy, marketing, patient services, and a national field team of health care provider support. From 1992 to May 2010 Mr. Daruwala served in a number of roles at Merck & Co., a global pharmaceutical company, including: the U.S. lead for HCV, Global Lead for Antiviral New Products, Global Lead for the Hospital Antifungal Franchise, and Director of Marketing and Strategic Planning for the Anti-inflammatory and Analgesic Franchise. Mr. Daruwala spent several years in a business development role, leading commercial and strategic assessments which culminated in preclinical through Phase 2 transactions in oncology, infectious diseases, immunology, and metabolic diseases. He started his career in sales, sales management, and managed markets in Merck’s U.S. division. Mr. Daruwala received his degree in pharmacy from The University of Kentucky.
Kevin Forrest, Ph.D., 40, has served as our Chef Strategy Officer since July 2016. He co-founded Cidara in December 2012 and served as our Chief Operating Officer from July 2014 through June 2016 and as our Chief Financial Officer from February 2015 through June 2016. From February 2005 to June 2014, Dr. Forrest held positions of increasing responsibility, most recently as a principal, at 5AM Ventures, a venture capital firm. Dr. Forrest holds a B.S. in biology from Boston College and a Ph.D. in molecular biology from Princeton University.
Matthew Onaitis, 46, joined us as Chief Financial Officer and General Counsel in July 2016. Previously, Mr. Onaitis served as General Counsel and Secretary of Ignyta, Inc., a publicly-traded biopharmaceutical company, from February 2014 through June 2016 and General Counsel of Trius Therapeutics, Inc., a publicly-traded biopharmaceutical company, beginning in May 2013 through its acquisition by Cubist Pharmaceuticals in September 2013, remaining with Cubist and assisting with the integration through December 2013. Mr. Onaitis was Senior Vice President, General Counsel and Secretary at Somaxon Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, from May 2006 through Somaxon’s acquisition by Pernix Therapeutics Holdings, Inc. in March 2013. Prior to Somaxon, Mr. Onaitis served as Associate General Counsel at Biogen Idec Inc., a global biotechnology company, as Director, Legal Affairs at Elan Corporation plc, a global biotechnology company, and in private practice specializing in corporate and commercial law. Mr. Onaitis is a director of SNP Bio, Inc. Mr. Onaitis holds a J.D. from Stanford Law School and a B.S. in mechanical engineering from Carnegie Mellon University.
Taylor Sandison, M.D., 45, has been with Cidara since October 2015. Prior to joining the company, he served as senior medical director at Merck and prior to that held the same position at Cubist Pharmaceuticals, Inc. Dr. Sandison has also held positions at Trius Therapeutics, Inc., a publicly-traded biopharmaceutical company, and Novartis Diagnostics, and served as a member of the faculty in the Department of Medicine at both Stanford University and the University of Washington. He received B.S. and B.A. degrees from Dartmouth College, M.D. and M.P.H. degrees from the University of Washington, and a Diploma in Tropical Medicine and Hygiene (DTM&H) from the London School of Hygiene and Tropical Medicine. He completed internal medicine residency training at the

University of Colorado and infectious diseases fellowship training at the University of Washington. Dr. Sandison currently holds board certifications in Infectious Diseases and Internal Medicine.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the Form 3 for Marc Wilson, the Company's Principal Accounting Officer, and the Form 4 relating to Mr. Wilson's March 16, 2016 award of stock options, each of which was filed on April 4, 2017.
SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 25, 2017 by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.
The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,825,918 shares outstanding on April 25, 2017, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is: c/o Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121.

	Beneficial Ownership
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Greater than 5% stockholders
5AM Ventures, III L.P. and its affiliates (1) 220 Sand Hill Road, Suite 110 Menlo Park, CA 94025	2,006,511	11.9%
FMR LLC and its affiliates (2) 245 Summer Street Boston, MA 02110	1,471,553	8.7%
InterWest Partners X, LP (3) 2710 Sand Hill Road, Suite 200 Menlo Park, CA 94025	1,356,813	8.1%
Frazier Healthcare VII, LP and its affiliates (4) 601 Union Street, Suite 3200 Seattle, WA 98101	1,312,258	7.8%
BB Biotech AG and its affiliates (5) Schwertstrasse 6 CH-8200 Schaffhausen, Switzerland	1,043,824	6.2%
Aisling Capital Partners, LP and its affiliates (6) 888 Seventh Avenue, 12th Floor New York, NY 10106	1,027,843	6.1%

Named Executive Officers and Directors
Jeffrey L. Stein, Ph.D. (7)	668,740	3.9%
Matt Onaitis, J.D. (8)	3,056	*
Neil Abdollahian (9)	6,778	*
Scott Rocklage, Ph.D. (10)	2,024,511	12.0%
Daniel Burgess (11)	43,883	*
Theodore R Schroeder (12)	40,883	*
Robert J. Perez (13)	35,935	*
Timothy R Franson, M.D. (14)	33,073	*
All current executive officers and directors as a group (12 persons) (15)	3,365,695	18.9%

*	Less than one percent.

(1)
Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2017 by 5AM Ventures III, L.P, or 5AM Ventures, on behalf of itself and 5AM Co-Investors III, L.P., or 5AM Co-Investors, 5AM Partners III, LLC, or 5AM Partners, Dr. John Diekman, Andrew Schwab, and Dr. Scott Rocklage. According to the Schedule 13G, 5AM Ventures held 1,956,099 shares and 5AM Co-Investors held 50,412 shares. 5AM Partners is the sole general partner of each of 5AM Ventures and 5AM Co-Investors, and may be deemed to have sole voting and investment power over the shares beneficially owned by 5AM Ventures and 5AM Co-Investors. The managing members of 5AM Partners are Dr. Diekman, Mr. Schwab and Dr. Rocklage. Each of the foregoing individuals disclaims beneficial ownership of such shares, except to the extent of their pecuniary interest therein.

(2)
Based solely upon a Schedule 13G/A filed with the SEC on November 10, 2016 by FMR LLC and reflects securities beneficially owned, or which may be deemed to be owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies, which are managed by direct or indirect subsidiaries of FMR LLC. Edward C. Johnson is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, or FMR Co., a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(3)
Based solely upon a Schedule 13D filed with the SEC on April 23, 2015 by InterWest Partners X, LP. Represents 1,356,813 shares of common stock held by InterWest Partners X, LP. InterWest Management Partners X, LLC has sole voting and investment control over the shares owned by InterWest Partners X, LP. The managing directors and venture members of InterWest Management Partners X, LLC have shared voting and investment control over the shares owned by InterWest Partners X, LP. The managing directors of InterWest Management Partners X, LLC are Philip T. Gianos, W. Stephen Holmes, Gilbert H. Kliman and Arnold L. Oronsky. Keval Desai and Khaled A. Nasr are venture members. Each managing director and venture member of InterWest Management Partners X, LLC disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(4)
Based solely upon a Schedule 13D filed with the SEC on March 29, 2016 by Frazier Healthcare VII, LP. Represents 1,312,258 shares of common stock held by Frazier Healthcare VII, LP and Frazier Healthcare VII-A, LP. FHM VII LLC, or FHM, is the general partner of each of Frazier Healthcare VII, LP and Frazier Healthcare VII-A, LP. FHM may be deemed to have sole voting and investment power over the shares beneficially owned by Frazier Healthcare VII, LP and Frazier Healthcare VII-A, LP. The managing members of FHM are Patrick Heron, James Topper, Nader Naini, Alan Frazier, Nathan Every and Brian Morfitt. Each of the foregoing individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(5)
Based solely upon a Schedule 13G filed with the SEC on February 14, 2017 by BB Biotech AG on behalf of itself and Biotech Target N.V. Represents 1,043,824 shares held by BB Biotech AG and Biotech Target N.V with shared voting power.

(6)
Based solely upon a Schedule 13G filed with the SEC on May 17, 2016 by Aisling Capital II LP, or ACII; Aisling Capital Partners, LP, or ACPLP, the general partner of ACII; Aisling Capital Partners LLC, or ACPLLC, the general partner of ACPLP; Seachaid Pharmaceuticals, Inc., or Seachaid; and Steve Elms, Dennis Purcell and Andrew Schiff, each of which is a managing member of ACPLLC. Each of the reporting persons (other than Seachaid) may be deemed to beneficially own an aggregate of 1,027,843 shares of common stock, consisting of (i) 887,222 shares of Common Stock held by ACII and (ii) 140,621 shares of Common Stock held by Seachaid.  Seachaid may be deemed to beneficially own an aggregate of 140,621 shares of Common Stock. Each of ACII, ACPLP and ACPLLC may be deemed to have sole power to direct the voting and disposition of an aggregate of 1,027,843 shares of common stock. Seachaid may be deemed to have sole power to direct the voting and disposition of an aggregate of 140,621 shares of common stock. Each of Mr. Elms, Mr. Purcell and Mr. Schiff may be deemed to share the power to direct the voting and the disposition of an aggregate of 1,027,843 shares of common stock.

(7)
Includes 437,427 shares of common stock that Dr. Stein has the right to acquire from us within 60 days of April 25, 2017 pursuant to the exercise of stock options, 203,697 shares of common stock held by the Jeff Stein and Catherine Naughton Revocable Trust, 27,196 shares of common stock held by Dr. Stein, and 420 shares of common stock held by Dr. Stein’s son.

(8)	Includes 3,056 shares of common stock that Mr. Onaitis has the right to acquire from us within 60 days of April 25, 2017 pursuant to the exercise of stock options.

(9)
Includes 4,000 shares of common stock held by Mr. Abdollahian and 2,778 shares of common stock that Mr. Abdollahian has the right to acquire from us within 60 days of April 25, 2017 pursuant to the exercise of stock options.

(10)
Includes the shares of common stock held by 5AM Ventures (set forth in footnote (1) above) and 18,000 shares that Dr. Rocklage has the right to acquire from us within 60 days of April 25, 2017 pursuant to the exercise of stock options. Dr. Diekman, Mr. Schwab and Dr. Rocklage share voting and investment authority over the shares held by 5AM Ventures. Dr.

Rocklage disclaims beneficial ownership of the shares held by 5AM Ventures, except to the extent of his proportionate pecuniary interest in these shares.

(11)
Includes 3,000 shares of common stock held by Mr. Burgess and 40,883 shares of common stock that Mr. Burgess has the right to acquire from us within 60 days of April 25, 2017 pursuant to the exercise of stock options.

(12)	Represents 40,883 shares of common stock that Mr. Schroeder has the right to acquire from us within 60 days of April 25, 2017 pursuant to the exercise of stock options.

(13)
Includes 5,000 shares of common stock held by Mr. Perez and 30,935 shares of common stock that Mr. Perez has the right to acquire from us within 60 days of April 25, 2017 pursuant to the exercise of stock options.

(14)
Includes 4,000 shares of common stock held by Dr. Franson and 29,073 shares of common stock that Dr. Franson has the right to acquire from us within 60 days of April 25, 2017 pursuant to the exercise of stock options.

(15)
Includes the shares reflected in footnotes (7) – (14) above and (a) 72,354 shares of common stock held by Dr. Forrest and 164,739 shares of common stock that Dr. Forrest has the right to acquire from us within 60 days of April 25, 2017, (b) 64,652 shares of common stock held by Dr. Bartizal and 74,989 shares of common stock that Dr. Bartizal has the right to acquire from us within 60 days of April 25, 2017, (c) 30,807 shares held by Mr. Daruwala and 80,385 shares of common stock that Mr. Daruwala has the right to acquire from us within 60 days of April 25, 2017, and (d) 2,854 shares of common stock held by Dr. Sandison and 18,056 shares of common stock that Dr. Sandison has the right to acquire from us within 60 days of April 25, 2017.

EXECUTIVE AND DIRECTOR COMPENSATION
Our named executive officers for the year ended December 31, 2016, which consist of our principal executive officer and our two other most highly compensated executive officers, are:

•	Jeffrey Stein, Ph.D., our President and Chief Executive Officer

•	Matthew Onaitis, J.D., our Chief Financial Officer, General Counsel and Secretary

•	Neil Abdollahian, our Chief Business Officer
Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS (1)	STOCK AWARDS	OPTION AWARDS (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION	ALL OTHER COMPENSATION (3)	TOTAL
Jeffrey Stein, Ph.D. President and Chief Executive Officer	2016	$430,000	$—	$—	$1,080,182	$215,000	$—	$1,725,182
	2015	$350,000	$—	$—	$945,351	$105,000	$—	$1,400,351
Matthew Onaitis (4) Chief Financial Officer, General Counsel, and Secretary	2016	$162,500	$25,000	$—	$798,479	$57,758	$19,468	$1,063,205
	2015	$—	$—	$—	$—	$—	$—	$—
Neil Abdollahian (4) Chief Business Officer	2016	$162,500	$—	$—	$725,890	$57,186	$—	$945,576
	2015	$—	$—	$—	$—	$—	$—	$—

(1)	Amount shown represents a bonus paid to Mr. Onaitis in connection with the start of his employment by the Company.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2016 and 2015, as applicable, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)	Amounts shown represent taxes paid on behalf of Mr. Onaitis for (1) above.

(4)
Each of Messrs. Onaitis and Abdollahian joined the company on July 1, 2016. Accordingly, the salary and non-equity incentive plan compensation amounts listed for each of Mr. Onaitis and Mr. Abdollahian represent compensation earned from that date through December 31, 2016.

Compensation Program Overview
Our compensation program for executive officers is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.

The compensation of our named executive officers other than our chief executive officer is generally determined and approved by the Compensation Committee of our Board, and the compensation of our chief executive officer is approved by our Board based upon the recommendations of the Compensation Committee.
Annual Base Salary
The 2016 base salaries for our named executive officers follow:

NAME	2016 BASE SALARY ($)
Jeffrey Stein, Ph.D.	$430,000
Matthew Onaitis	$325,000	(1)
Neil Abdollahian	$325,000	(1)

(1)	The 2016 annual base salaries for Mr. Onaitis and Mr. Abdollahian were effective as of July 1, 2016, the date each of them started employment with us.
In March 2017, our Board, based upon the recommendation of our Compensation Committee, approved an increase in the annual base salary for Dr. Stein to $460,000, and our Compensation Committee approved increases in the annual base salaries for Mr. Onaitis to $340,000 and for Mr. Abdollahian to $330,000. These increased annual base salaries were effective as of January 1, 2017.
Annual Bonus Opportunity
In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate and individual goals and to reward our executives for achievement towards these goals. The annual performance-based bonus that each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals the Board establishes each year, and the extent to which the executive achieves related individual goals.
In December 2015, our Board, upon the recommendation of the Compensation Committee, approved a bonus plan, which became effective on January 1, 2016. All of our employees, including our named executives, are eligible to participate in the bonus plan. The target bonus percentages that Dr. Stein, Mr. Onaitis and Mr. Abdollahian were eligible for under the bonus plan for 2016 were 50%, 35% and 35% of their base salaries, respectively, prorated for Messrs. Onaitis and Abdollahian for the portion of the year that each individual served as an employee of the Company. Dr. Stein’s bonus award was weighted 100% for our achievement of corporate goals established by the Board. The bonus awards for Messrs. Onaitis and Abdollahian were weighted 80% for our achievement of corporate goals and 20% for achievement of individual goals approved by our Chief Executive Officer. Our corporate goals for 2016, established by our Board upon recommendation of the Compensation Committee, were a mix of clinical, research and development and financial goals. For our executive officers, including our named executive officers, the actual bonus award for any year, if any, may be more or less than the applicable target, depending primarily on the Compensation Committee’s determination of an award multiplier for the corporate goal component and the executive’s individual performance with respect to such corporate goals. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance. Payments under the bonus plan may be made in cash, through the issuance of stock, stock options or another form of equity award, or by a combination thereof. The Compensation Committee has the right to terminate or change the plan at any time and for any reason.
In January 2017, our Board of Directors, upon recommendation of the Compensation Committee, reviewed our corporate goals and determined that on an overall basis, we achieved 100% of our corporate goals for 2016, and the Board awarded the bonuses to our named executive officers listed in the Summary Compensation Table above. Also in January 2017, the Board, upon the recommendation of the Compensation Committee, amended Dr. Stein's target bonus percentage for 2017 to be 55% of his base salary.
Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. The Compensation Committee is responsible for approving equity grants. In the fiscal year ending December 31, 2016, we granted stock option awards to our named executive officers. Vesting of equity awards are tied to continuous service with us and serve as an additional retention measure. Our executives generally are awarded an initial new hire equity grant upon commencement of employment. Additional annual grants may also be made at the discretion of the Compensation Committee or Board in order to specifically incentivize executives with respect to achieving certain corporate goals, reward executives for exceptional performance, or to ensure executives’ equity holdings are consistent with our compensation philosophy.
Prior to our initial public offering, we granted all equity awards pursuant to our 2013 Stock Option and Grant Plan, or the 2013 Plan. Upon and following our initial public offering, all equity awards are granted under our 2015 Equity Incentive Plan, or the 2015 Plan. The terms of our 2013 Plan and 2015 Plan are described below under “Equity Benefit Plans.” All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award, as determined by the Compensation Committee or the Board. Generally our new hire equity awards vest over a four-year period and our annual equity awards vest over a three-year period, in each case subject to the holder’s continuous service to us, and may be granted with an early exercise feature.
The following table sets forth certain information regarding stock option awards granted by the Company during the year ended December 31, 2016 to our named executive officers:

Name	Grant Date	Number of Securities Underlying Options	Per Share Exercise Price of Awards (1)	Grant Date Fair Value of Option Awards (2)
Jeffrey Stein	3/16/2016	159,000	$9.89	$1,080,182
Matthew Onaitis	7/1/2016	110,000	$10.45	$798,479
Neil Abdollahian	7/1/2016	100,000	$10.45	$725,890

(1)
All stock options were granted and approved on the same date with an exercise price equal to the fair value of the Company’s common stock on the date of grant. All stock options are time-based awards, which vest monthly, on a pro-rata basis, over three years for Dr. Stein's grant and four years for the grants to Messrs. Onaitis and Abdollahian, and have a term of ten years.

(2)
Reflects the grant date per share Black-Scholes values of $6.79 for stock option awards granted to Dr. Stein and $7.26 for stock option awards granted to Messrs. Onaitis and Abdollahian, which was calculated in accordance with ASC 718.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2016.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans, excluding securities reflected in column (a) (c) (1)
Equity compensation plans approved by security holders:	2,295,393	$7.82	1,711,746
Equity compensation plans not approved by security holders:	—	$—	—
Total	2,295,393		1,711,746

(1)	Includes our 2013 Plan, our 2015 Plan, and our 2015 Employee Stock Purchase Plan, or the ESPP. 306,813 shares under column (c) were subject to purchase under our ESPP.
Agreements with our Named Executive Officers
In September 2016 we entered into amended and restated employment agreements with each of Dr. Stein and Messrs. Onaitis and Abdollahian that governs the terms of their employment with us and contains certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay. In addition, each of our named executive officers is eligible to receive certain benefits pursuant to his agreement with us.

Dr. Stein

In the event that we terminate the employment of Dr. Stein other than for cause or if Dr. Stein resigns with good reason, in each case as defined in Dr. Stein's amended and restated employment agreement and provided such event occurs outside of the period beginning three months before and ending 12 months after a change of control transaction involving us, Dr. Stein will receive 12 months of salary, payable in a lump sum, and 12 months of health care benefits continuation at our expense.

In the event that we terminate the employment of Dr. Stein other than for cause or if Dr. Stein resigns with good reason, in each case as defined in Dr. Stein’s amended and restated employment agreement and provided such event occurs during the period beginning three months before and ending 12 months after a change of control transaction involving us, Dr. Stein will receive 18 months of salary, payable in a lump sum, 18 months of bonus, calculated at Dr. Stein’s target bonus level for the year in which the termination occurs, and 18 months of health care benefits continuation at our expense. In addition, all of Dr. Stein’s unvested stock awards will immediately become vested on the date of termination.

In addition, in the event we undertake a change of control transaction, Dr. Stein will receive a gross-up payment, payable in a lump sum, to fully compensate Dr. Stein for any taxes or penalties imposed by Section 280G of the Code.

Messrs. Onaitis and Abdollahian

In the event that we terminate the employment of Mr. Onaitis or Mr. Abdollahian other than for cause or if such executive resigns with good reason, in each case as defined in his amended and restated employment agreement and provided such event occurs outside of the period beginning three months before and ending 12 months after a change of control transaction involving us, such executive will receive nine months of salary, payable in a lump sum, and nine months of health care benefits continuation at our expense.

In the event we terminate that the employment of Mr. Onaitis or Mr. Abdollahian other than for cause or if such executive resigns with good reason, in each case as defined in his amended and restated employment agreement and provided such event occurs during the period beginning three months before and ending 12 months after a change of control transaction involving us, such executive will receive 12 months of salary, payable in a lump sum, 12 months of bonus, calculated at his target bonus level for the year in which the termination occurs, and 12 months of health care benefits continuation at our expense. In addition, all of such executive's unvested stock awards will immediately become vested on the date of termination.

In addition, in the event we undertake a change of control transaction, each of Mssrs. Onaitis and Abdollahian will receive a gross-up payment, payable in a lump sum, to fully compensate such executive officer for any taxes or penalties imposed by Section 280G of the Code, provided that each such gross-up payment will be capped at $1 million.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2016:

			OPTION AWARDS(1) (2)
NAME	GRANT DATE	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE AND VESTED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNVESTED	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Jeffrey Stein	9/9/2014	5/30/2014	44,755	108,688	$2.29	9/8/2024	(1)(2)(4)
	2/19/2015	2/19/2015	123,836	81,675	$6.86	2/18/2025	(1)(2)(5)
	3/16/2016	3/16/2016	39,750	119,250	$9.89	3/15/2026	(3)(5)
Matthew Onaitis	7/1/2016	7/1/2016	—	110,000	$10.45	6/30/2026	(3)(4)
Neil Abdollahian	7/1/2016	7/1/2016	—	100,000	$10.45	6/30/2026	(3)(4)

(1)	Options are immediately exercisable subject to a repurchase right held by us, which lapses as the shares vest.

(2)	Options were granted under the 2013 Plan, the terms of which are described below under “Equity Benefit Plans.”

(3)	Options were granted under the 2015 Plan, the terms of which are described below under “Equity Benefit Plans.”

(4)	Stock options have a four-year vesting schedule, with 25% vesting on the one-year anniversary of the vesting commencement date, and monthly thereafter in equal increments over the remaining 36 months

(5)	Stock options have a three-year vesting schedule, vesting in equal monthly increments.

Option Repricings
We did not engage in any repricings or other modifications or cancellations of any of our named executive officers’ outstanding equity awards during the year ended December 31, 2016.

Perquisites Health, Welfare and Retirement Benefits
All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as our other employees. In addition, we provide a cash subsidy to any employee, including a named executive officer, who does not elect coverage under our company-sponsored medical insurance plans. We also provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “401(k) Plan.”
We do not provide any other perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our current named executive officers.

401(k) Plan
We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The plan permits us to make discretionary contributions, including matching contributions and discretionary profit sharing contributions. We did not provide any such contributions in 2015 or 2016. The 401(k) plan currently does not offer the ability to invest in our securities.
Nonqualified Deferred Compensation
None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. The Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Equity Benefit Plans
2015 Equity Incentive Plan
Our Board adopted the 2015 Plan in March 2015 and our stockholders approved the 2015 Plan in April 2015. The 2015 Plan became effective upon the execution and delivery of the underwriting agreement related to our initial public offering. Once the 2015 Plan became effective, no further grants were made under the 2013 Plan.
Stock Awards. The 2015 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, or RSUs, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2015 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.
Share Reserve. Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2015 Plan was the sum of (1) 1,634,456 shares, plus (2) 194,564 shares, which was the number of shares reserved for issuance under our 2013 Plan at the time our 2015 Plan became effective, and (3) any shares subject to outstanding stock options or other stock awards that were granted under our 2013 Plan that are forfeited, terminate, expire or are otherwise not issued. Additionally, the number of shares of our common stock reserved for issuance under our 2015 Plan will automatically increase on January 1 of each year, beginning on January 1, 2016 and continuing through and including January 1, 2025, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under our 2015 Plan is 6,517,844 shares. As of December 31, 2016, there were 1,069,816 shares underlying outstanding stock options granted under the 2015 Plan and 1,404,933 shares remaining available for grant under the 2015 Plan.
No person may be granted stock awards covering more than 1,000,000 shares of our common stock under our 2015 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 1,000,000 shares of our common stock or a performance cash award having a maximum value in excess of $1,000,000. Such limitations are designed to help ensure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.
If a stock award granted under the 2015 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2015 Plan. In addition, the following types of shares of our common stock under the 2015 Plan may become available for the grant of new stock awards under the 2015 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2015 Plan may be previously unissued shares or reacquired shares bought by us on the open market.
Administration. Our Board, or a duly authorized committee thereof, has the authority to administer the 2015 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the

2015 Plan, our Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and the vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.
The plan administrator has the authority to modify outstanding awards under our 2015 Plan. Subject to the terms of our 2015 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2015 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2015 Plan vest at the rate specified by the plan administrator.
The plan administrator determines the term of stock options granted under the 2015 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.
Tax Limitations On Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.
Restricted Stock Unit Awards. RSU awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. RSU awards may be granted in consideration for any form of legal consideration. An RSU award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU award. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2015 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
The plan administrator determines the term of stock appreciation rights granted under the 2015 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards. The 2015 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered executive officer imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, our compensation committee can structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.
The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (29) stockholders’ equity; (30) capital expenditures; (31) debt levels; (32) operating profit or net operating profit; (33) workforce diversity; (34) growth of net income or operating income; (35) billings; (36) bookings; (37) employee retention; (38) initiation of phases of clinical trials and/or studies by specific dates; (39) patient enrollment rates; (40) budget management; (41) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product candidate; (42) regulatory milestones; (43) progress of internal research or clinical programs; (44) progress of partnered programs; (45) partner satisfaction; (46) timely completion of clinical trials; (47) submission of INDs and new drug applications and other regulatory achievements; (48) research progress, including the development of programs; (49) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); and (50) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals and to define the manner of calculating the performance criteria we select to use for such performance period. The performance goals may differ from participant to participant and from award to award.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2015 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of ISOs, (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the 2015 Plan pursuant to Section 162(m) of the Code) and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination at or prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the Board may deem appropriate; or

•
make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the 2015 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Change of Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. For example, certain of our employees may receive an award agreement that provides for vesting acceleration upon the individual’s termination without cause or resignation for good reason (including a material reduction in the individual’s base salary, duties, responsibilities or authority, or a material relocation of the individual’s principal place of employment with us) in connection with a change of control. Under the 2015 Plan, a change of control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.
Amendment and Termination. Our board of directors has the authority to amend, suspend, or terminate our 2015 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our board of directors adopted our 2015 Plan.
2013 Stock Option Plan
Our Board initially adopted and our stockholders approved the 2013 Plan in February 2013. The 2013 Plan provides for the grant of stock options (ISOs and NSOs), restricted stock awards, unrestricted stock awards and RSU awards to our employees, directors, and consultants. Only stock options and restricted stock awards were awarded under the 2013 Plan. Our Board, or a duly authorized committee thereof, has the authority to administer the 2013 Plan. Subject to the terms of the 2013 Plan, our Board determined recipients, dates of grant, the number of and types of awards granted and the terms and conditions of awards made, including any applicable vesting schedule. Awards under the 2013 Plan were granted pursuant to award agreements adopted by the plan administrator. As of December 31, 2016, 1,225,577 shares of common stock were subject to outstanding options and 63,894 shares of common stock issued pursuant to restricted stock awards were outstanding but unvested. No additional awards may be granted under the 2013 Plan. However, any outstanding awards already granted under the 2013 Plan will remain outstanding, subject to the terms of such plan and the applicable award agreements, until such outstanding awards are exercised or until they terminate or expire by their terms.
2015 Employee Stock Purchase Plan
Our Board adopted the 2015 Employee Stock Purchase Plan, or the ESPP, in March 2015 and our stockholders approved the ESPP in April 2015. The ESPP became effective immediately upon the execution and delivery of the underwriting agreement related to our initial public offering. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success and that of our affiliates.
Share Reserve. The ESPP initially authorized the issuance of 245,168 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2016 through January 1, 2025, by the least of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (2) 490,336 shares, or (3) a number determined by our board of directors that is less than (1) and (2). The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of December 31, 2016, 77,780 shares of our common stock have been purchased under the ESPP.
Administration. Our Board has delegated its authority to administer the ESPP to our Compensation Committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.
Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.
Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our Board: (1) customarily employed for more than 20 hours per week, (2) customarily employed for more than five months per calendar year or (3) continuous employment with us or one of our affiliates for a period of time, not to exceed two years. No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.
Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the Board will make appropriate adjustments to (1) the number of shares reserved under the ESPP, (2) the maximum number of shares by which the share reserve may increase automatically each year and (3) the number of shares and purchase price of all outstanding purchase rights.
Corporate Transactions. In the event of certain significant corporate transactions, including the consummation of: (1) a sale of all our assets, (2) the sale or disposition of 90% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.
Plan Amendments, Termination. Our Board has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.
Non-Employee Director Compensation
In June 2015, based on the recommendation of the Compensation Committee, our Board adopted a non-employee director compensation policy that became effective immediately and is applicable to all of our non-employee directors. The policy was amended by the Board, upon the recommendation of the Compensation Committee, in December 2016. The policy, as amended, provides that each non-employee director will receive the following compensation for service on the Board:

•	an annual cash retainer of $40,000, or $65,000 for the Chairman of the Board;

•
an additional annual cash retainer of $7,500, $5,000 and $3,750 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•
an additional annual cash retainer of $15,000, $10,000 and $7,500 for service as Chairman of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (in lieu of the committee member retainer above);

•
an initial option grant to purchase 20,000 shares of our common stock on the date of each non-employee director’s initial appointment to the Board, with 1/3rd of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the next two years, subject to acceleration of vesting in full upon a change of control; and

•
an annual option grant to purchase 11,000 shares of our common stock on the date of each of our annual stockholder meetings, which vests in one installment on the earlier of the first anniversary of the date of grant and the day prior to the date of our first annual stockholder meeting held after the date of grant, subject to acceleration of vesting in full upon a change of control.

Also in June 2016, based on the recommendation of the Compensation Committee, our Board approved stock option grants to our non-employee directors to purchase 9,000 shares of our common stock which vest on the earlier of the first anniversary of the date of grant and the day prior to the date of our 2017 annual stockholder meeting.
We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of the Board and committees of the Board.
The following table sets forth in summary form information concerning the compensation that was earned by each of our non-employee directors during the year ended December 31, 2016:

NAME	FEES EARNED OR PAID IN CASH	OPTION AWARDS ($)(1)	TOTAL ($)
Scott M. Rocklage, Ph.D.	$72,500	$62,180	$134,680
Daniel D. Burgess	$58,750	$62,180	$120,930
Theodore R. Schroeder	$57,500	$62,180	$119,680
Robert J. Perez	$52,500	$62,180	$114,680
Timothy R. Franson, M.D.	$48,750	$62,180	$110,930

(1)
The amounts reported reflect the aggregate grant date fair value of each equity award granted to our non-employee directors during the fiscal year ended December 31, 2016, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000.
Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-party transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, all of the parties, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-party transactions, our Audit Committee or another independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
CERTAIN RELATED-PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2016 to which we have been a party, in which the amount involved in the transaction exceeded $120,000. Since January 1, 2016, the Company has engaged in the following transactions with related persons:
Employment Arrangements
We currently have written employment agreements with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive and Director Compensation— Agreements with our Named Executive Officers.”
Stock Options Granted to Executive Officers and Directors
We have granted stock options to our executive officers and directors. For information about our stock option awards to our named executive officers and our directors, refer to “Executive and Director Compensation—Outstanding Equity Awards at Fiscal Year-End.”

Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cidara stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Cidara. Direct your written request to Cidara Therapeutics, Inc., Attn: Secretary, 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121 or call us at (858) 752-6170. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer
April 28, 2017
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to: Secretary, Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121.

ANNUAL MEETING OF CIDARA THERAPEUTICS, INC.

Date: June 22, 2017
Time: 8:00 A.M. (Pacific Daylight Time)
Place: 6310 Nancy Ridge Drive, Ste. 105
San Diego, CA, 92121

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote **FOR** proposals 1 and 2.

1: Election of Directors

	For	Withhold	Directors Recommend ↓
01 Daniel Burgess	☐	☐	For
02 Theodore Schroeder	☐	☐	For

	For	Against	Abstain	Directors Recommend
2: Ratification of the appointment of the company's independent registered public accounting firm for its fiscal year ending December 31, 2017	☐	☐	☐	For

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Cidara Therapeutics, Inc. to be held on Thursday, June 22, 2017 for Holders as of April 25, 2017

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/CDTX
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-243-5097
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Complete, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Jeffrey Stein, Ph.D. and Matthew Onaitis, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Cidara Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

All votes must be received by 5:00 P.M., Eastern Time, June 21, 2017.

PROXY TABULATOR FOR

EVENT #

CLIENT #

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

Proxy — Cidara Therapeutics, Inc.
Annual Meeting of Stockholders
June 22, 2017, 8:00 a.m. (Pacific Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Jeffrey Stein, Ph.D. and Mathew Onaitis (the "Named Proxies") and each of them as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, with full power of substitution and power to act alone, the shares of common stock of Cidara Therapeutics, Inc., a Delaware corporation ("the Company"), the undersigned is entitled to vote, and, in their best judgment, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the 6310 Nancy Ridge Drive, Suite 105, San Diego, CA 92121, on Thursday, June 22, 2017 at 8:00 a.m. (PDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1. Proposal 1;
2. Proposal 2; and
3. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The 2 directors up for re-election are: Daniel Burgess and Theodore Schroeder

The Board of Directors of the Company recommends a vote "FOR" all nominees for director and "FOR" each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made but the proxy card is signed, this proxy will be voted "FOR" all nominees for director under Proposal 1 and "FOR" Proposal 2. In their best judgment, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐